Exhibit 23.13

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S‑3/A of our report dated March 14, 2012 relating to the financial statements of Vista Gold Corp., which appears in Vista Gold Corp.’s Annual Report on Form 8‑K  dated June 4, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
July 10, 2014